EXECUTION COPY

AMENDED AND RESTATED SECURITY AGREEMENT

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made as of January 29, 2013, by and among JPMorgan Chase Bank, National Association, as agent for itself and the other Secured Parties (as that term is defined in the Credit Agreement defined below) (together with its successors and assigns in such capacity, the “Agent”); Vishay Precision Group, Inc., a Delaware corporation (together with its successors and permitted assigns, the “U.S. Borrower”); and Vishay Measurements Group, Inc., a Delaware corporation, Vishay Transducers Ltd., a Delaware corporation, and Vishay Precision Foil, Inc., a Delaware corporation (together with their successors and permitted assigns, collectively and jointly and severally, the “U.S. Subsidiary Guarantors”, and together with the U.S. Borrower and any Person that becomes an Additional Grantor pursuant to Section 4(p) below and together with their successors and assigns, collectively and jointly and severally, the “Grantors”).

Background

     The U.S. Borrower, the Agent and certain lenders entered into that certain Credit Agreement dated as of October 14, 2010, as amended. The U.S. Borrower, Vishay Precision Group Canada ULC, an unlimited liability company organized and existing under the laws of British Columbia (the “Canadian Borrower”), the Agent and certain lenders entered into that certain Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to extend credit to the U.S. Borrower and the Canadian Borrower on the terms and conditions described therein. This Agreement amends and restates in its entirety that certain Security Agreement made as of October 14, 2010 by and among the Agent, the U.S. Borrower and the U.S. Subsidiary Guarantors (the “Existing Security Agreement”). Until the Credit Agreement becomes effective, the Existing Security Agreement remains in full force and effect without modification.

     The U.S. Borrower may, among other things, use the proceeds of the loans under the Credit Agreement to extend credit to, and make capital contributions in, the U.S. Subsidiary Guarantors. Therefore, as a result of the Credit Agreement, the U.S. Subsidiary Guarantors can obtain capital on terms more favorable to them as part of this borrowing group than they could acting alone. The U.S. Subsidiary Guarantors have guaranteed the obligations of the U.S. Borrower arising out of the Credit Agreement and related agreements and instruments.

     One of the conditions to the obligations of the Lenders under the Credit Agreement is that payment shall be secured by, among other things, a security interest in favor of the Agent and the other Secured Parties in the Collateral (as defined below). In order to induce the Lenders to extend the credit to the U.S. Borrower, the Grantors are willing to grant to the Agent, for the benefit of the Secured Parties, a security interest in the Collateral.

     Accordingly, each Grantor, intending to be legally bound, hereby agrees with the Agent as follows:

     1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The following terms, as used herein, shall have the following meanings:

          “Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, credit card receivables, lottery winnings, health-care-insurance receivables, any right to payment arising out of goods or other property (including, without limitation, intellectual property) sold or leased, licensed, assigned or disposed of or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance including all rights to payment of rents under a lease or license and payment under a charter or other contract and all rights incident to such lease, charter or contract.

          “Additional Grantor” shall have the meaning ascribed to such term in Section 4(q).

          “Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods.

          “Collateral” shall mean collectively, the Secured Obligations Collateral and the CTL Obligations Collateral or, as applicable, either the Secured Obligations Collateral or the CTL Obligations Collateral.

          “Commercial Tort Claims” shall be used herein as defined in the Uniform Commercial Code and shall include those claims listed (including plaintiff, defendant and a description of the claim) on Schedule 10 attached hereto.

          “CTL Guaranteed Obligations” shall mean “Guaranteed Obligations” as that term is defined in the CTL Suretyship.

          “Deposit Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any demand, time, savings, passbook or similar account.

          “Document” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          “Equipment” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by any Grantor for use primarily in business and shall include equipment, machinery, furniture, vehicles, fixtures, furnishings, dyes, tools, and all accessories and parts now or hereafter affixed thereto as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing, but Equipment shall not include Inventory.

          “Event of Default” shall be used herein as defined in the Credit Agreement.

          “Fixtures” shall be used herein as defined in the Uniform Commercial Code.

          “General Intangibles” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all personal property of every kind and description of any Grantor other than Goods, Accounts, Fixtures, Documents, Letter-of-Credit Rights, Chattel Paper, Deposit Accounts, Instruments, Investment Property, Commercial Tort Claims and Supporting Obligations, and shall include, without limitation, payment intangibles, contract rights (other than Accounts), franchises, licenses, choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, patents, trademarks, trade names, service marks, slogans, trade dress, copyrights, other intellectual property rights and applications for intellectual property rights, goodwill, plans, licenses, software (to the extent it does not constitute Goods) and other rights in personal property.

          “Goods” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all computer programs imbedded in goods and any supporting information provided in connection with the transaction relating to the program and all other things that are movable.

          “Instruments” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, promissory notes, negotiable certificates of deposit, a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

          “Inventory” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, tangible personal property held by or on behalf of any Grantor (or in which any Grantor has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which any Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in any Grantor’s business, and shall include tangible personal property returned to such Grantor by the purchaser following a sale thereof by such Grantor and tangible personal property represented by Documents. All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

          “Investment Property” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all securities, whether certificated or uncertificated, all financial assets, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts.

          “Letter-of-Credit Right” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

          “Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to any Grantor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          “Secured Obligations” shall mean any “Secured Obligations” as that term is defined in the Credit Agreement.

          “Software” shall be used herein as defined in the Uniform Commercial Code but in any event, shall include, but not be limited to, any computer program or supporting information provided in connection with the transaction relating to the program.

          “Supporting Obligations” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, guarantees and letters of credit that support payment of another obligation.

          “Uniform Commercial Code” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the Commonwealth of Pennsylvania or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling. Similarly, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . .” is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

     2. GRANT OF SECURITY INTEREST.

          (a) As security for the payment of the Secured Obligations, each Grantor hereby pledges, hypothecates and collaterally assigns to the Agent, and creates in favor of the Agent, a security interest in and to, all of such Grantor’s right, title and interest in and to all the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the “Secured Obligations Collateral”):

               (i) All Equipment;

               (ii) All Inventory and other Goods;

               (iii) All Accounts;

               (iv) All General Intangibles, including, without limitation, the patents and patent applications listed on Schedule 5 attached hereto, the trademarks and trademark applications listed on Schedule 6 attached hereto, the registered copyrights listed on Schedule 7 attached hereto, the domain names listed on Schedule 8 attached hereto, the licenses for the use of any patents, trademarks, copyrights and domain names listed on Schedule 9 attached hereto;

               (v) All Fixtures;

               (vi) All Documents, Letter-of-Credit Rights, and Chattel Paper;

               (vii) All Deposit Accounts;

               (viii) All Instruments and Investment Property;

               (ix) All Commercial Tort Claims;

               (x) All Supporting Obligations; and

               (xi) All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, nothing herein shall be deemed to (i) constitute an assignment of an “intent to use” application for a trademark; or (ii) grant a security interest in more than 66½% of the voting equity interests of Foreign Subsidiaries of the Grantors; provided, that at any time that a non-U.S. Person becomes a co-Borrower under the U.S. Loans, the non-U.S. co-Borrower shall grant a security interest in 100% of its assets that are described in subsections (i)-(xi) above, including 100% of the voting equity interests of all Subsidiaries of such non-U.S. co-Borrower to secure the obligations of such co-Borrower.

          (b) As security for the payment of the CTL Guaranteed Obligations, each Grantor hereby pledges, hypothecates and collaterally assigns to the Agent, and creates in favor of the Agent, a security interest in and to, all of such Grantor’s right, title and interest in and to all the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the “CTL Obligations Collateral”):

               (i) All Equipment;

               (ii) All Inventory and other Goods;

               (iii) All Accounts;

               (iv) All General Intangibles, including, without limitation, the patents and patent applications listed on Schedule 5 attached hereto, the trademarks and trademark applications listed on Schedule 6 attached hereto, the registered copyrights listed on Schedule 7 attached hereto, the domain names listed on Schedule 8 attached hereto, the licenses for the use of any patents, trademarks, copyrights and domain names listed on Schedule 9 attached hereto;

               (v) All Fixtures;

               (vi) All Documents, Letter-of-Credit Rights, and Chattel Paper;

               (vii) All Deposit Accounts;

               (viii) All Instruments and Investment Property;

               (ix) All Commercial Tort Claims;

               (x) All Supporting Obligations; and

               (xi) All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, nothing herein shall be deemed to (i) constitute an assignment of an “intent to use” application for a trademark; or (ii) grant a security interest in more than 66½% of the voting equity interests of Foreign Subsidiaries (other than any Subsidiary organized under the Laws of Canada or any province or territory thereof) of the Grantors. With respect to any Subsidiary organized under the Laws of Canada or any province or territory thereof, “CTL Obligations Collateral” shall include 100% of the voting equity interests of such Subsidiary.

     3. REPRESENTATIONS AND WARRANTIES OF THE GRANTORS. Each Grantor represents and warrants as follows. The following representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by the Agent:

          (a) Status. Each Grantor is duly organized and validly existing as the type of entity and in the state of formation set forth on Schedule 5.1.1 to the Credit Agreement. Its organizational identification number is also set forth on Schedule 5.1.1. Each Grantor has perpetual existence and the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. No Grantor has failed to qualify to do business in any state or jurisdiction where the failure to so qualify would reasonably be expected to result in a Material Adverse Change.

          (b) Authority to Execute Agreement; Binding Agreement. Each Grantor has the corporate or other power to execute, deliver and perform its obligations under this Agreement and each Loan Document to which it is, or is to be, a party (including, without limitation, the right and power to give the Agent a security interest in the Collateral) and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each Loan Document to which it is a party. This Agreement has been duly executed by each Grantor. This Agreement constitutes the legal, valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.

          (c) Grantors’ Title. Except for the security interests granted hereunder, each Grantor is, as to all Collateral presently owned, and shall be as to all Collateral hereafter acquired, the owner or in the case of leased or licensed assets, the lessee or licensee, of said Collateral free from any Lien other than Permitted Liens.

          (d) Taxes and Assessments. All assessments and federal and other material taxes, due or payable by, or imposed, levied or assessed against each Grantor or any of its property, real or personal, tangible or intangible, have been paid.

          (e) Location of Collateral. The Collateral is located at the locations specified on Schedule 1 hereto. Except as set forth on Schedule 1, each Grantor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other Liens on any such real property except as specifically set forth on said Schedule 1.

          (f) Location of Grantors. The location of the chief executive office of each Grantor as well as its state of formation are specified on Schedule 2 attached hereto. Also listed on Schedule 2 is each other location where each Grantor maintains a place of business.

          (g) Instruments and Certificates. All Instruments (other than promissory notes with a principal amount of less than $500,000) and all certificates representing certificated securities that are included in the Collateral, together with all necessary endorsements, have been delivered to the Agent, except (i) those permitted to be delivered under Section 8.30 of the Credit Agreement and (ii) those set forth on Schedule 11 hereto.

          (h) Names Used by Grantors. (i) The actual corporate name of each Grantor is the name set forth in the preamble above; (ii) no Grantor has had any name other than that stated in the preamble hereto or as set forth on Schedule 3 for the preceding five years; and (iv) no entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 3.

          (i) Perfected Security Interest. This Agreement creates a valid, first priority security interest in the Collateral, subject only to Permitted Liens and Permitted Perfection Limitations, securing payment of the Secured Obligations and CTL Guaranteed Obligations, as applicable. Upon the filing of the Uniform Commercial Code financing statements delivered by the Grantors to the Agent, in the offices set forth on Schedule 4 hereto and the recordation of the Intellectual Property Collateral Agreement at the United States Patent and Trademark Office, all security interests which may be perfected by filing shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the preceding sentence and the delivery of the Instruments referred to in paragraph (g) above, no action is necessary to create, perfect or protect such security interest. Without limiting the generality of the foregoing, except for the filing of said financing statements, no consent of any Person and no authorization, approval or other action by, and no notice to or filing with any Governmental Authority or Person is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the security interest in the Collateral or (iii) the enforcement of the Agent’s rights hereunder other than authorization of the Board of Directors of each Grantor, which authorizations have been obtained and are in full force and effect.

          (j) Absence of Conflicts with Other Agreements, Etc. Neither the pledge of the Collateral hereunder nor any of the provisions hereof (including, without limitation, the remedies provided hereunder) violates any of the provisions of any Organizational Documents of any Grantor, or any other agreement to which any Grantor or any of its property is a party or is subject, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the same.

          (k) Account Debtors. None of the account debtors or other Persons obligated on any of the Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

          (l) Intellectual Property. Schedules 5, 6, 7 and 8 list all of the patents, patent applications, trademarks, registered trademark applications, domain names and registered copyrights owned by any Grantor as of the date of this Agreement. Schedule 9 lists all inbound material licenses in favor of any Grantor for the use of any patents, trademarks and copyrights as of the date of this Agreement. All material patents and trademarks of the Grantors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Grantors have been duly recorded at the United States Copyright Office.

     4. COVENANTS OF GRANTORS. Each Grantor covenants that:

          (a) Filing of Financing Statements and Preservation of Interests. Immediately upon execution hereof, each Grantor shall cause to be duly filed in each office set forth on Schedule 4 Uniform Commercial Code financing statements and all filings with the United States Patent and Trademark Office, in each case in form and substance satisfactory to the Agent. Without limiting the obligation of the Grantors set forth in the preceding sentence, each Grantor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (including, without limitation, an “all assets” filing), and such other documents as the Agent may reasonably require to perfect, preserve and protect the security interests granted herein and ratifies all such actions taken by the Agent.

          (b) Delivery of Instruments, Etc. At any time and from time to time that any Collateral consists of Instruments (other than promissory notes with a principal amount of less than $500,000), certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, except as set forth on Schedule 11, the applicable Grantor shall deliver such Collateral to the Agent.

          (c) Chattel Paper. Each Grantor shall cause all Chattel Paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such Chattel Paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic Chattel Paper, the applicable Grantor shall cause the underlying Chattel Paper to be “marked” within the meaning of Section 9-105 of the Uniform Commercial Code (or successor section thereto).

          (d) Investment Property and Deposit Accounts. Except as set forth in Subsection 8.30 of the Credit Agreement or for Permitted Perfection Limitations, if there are any Investment Property or Deposit Accounts included as Collateral that can be perfected by “control” through an account control agreement, the applicable Grantor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent.

          (e) Letter-of-Credit Rights. To the extent that any Collateral consists of Letter-of-Credit Rights, the applicable Grantor shall cause the issuer of each underlying letter of credit to consent to the assignment to the Agent.

          (f) Collateral In Possession of Third Parties. To the extent that any Collateral is in the possession of any third party, the applicable Grantor shall join with the Agent in notifying such third party of the Agent’s security interest and shall make commercially reasonable efforts to obtain an acknowledgement from such third party that it is holding the Collateral for the benefit of the Agent.

          (g) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Agent in a writing signed by such Grantor of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

          (h) Notice of Changes in Representations. Each Grantor shall notify the Agent in advance of any event or condition which could cause any representations set forth in Section 3 above applicable to such Grantor to fail to be true, correct and complete in all material respects. Without limiting the generality of the foregoing:

               (i) without providing at least thirty (30) days prior written notice to the Agent, no Grantor will change its name in any respect, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number (if it has one);

               (ii) if any Grantor does not have an organizational identification number and obtains one after the date of this Agreement, such Grantor will forthwith notify the Agent in writing of such organizational identification number; and

               (iii) no Grantor will change its type of organization, jurisdiction of organization or other legal structure without prior written notice to the Agent.

          (i) Use and Condition of Equipment. Each item of Equipment will be maintained in good repair, working order and condition, ordinary wear and tear excepted, and the applicable Grantor will provide all maintenance service and repairs necessary for such purpose.

          (j) Insurance. Each Grantor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Unless the Credit Agreement expressly provides otherwise, each Grantor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. Unless the Credit Agreement expressly provides otherwise, the following sentence will control application of proceeds of insurance. If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $5,000,000, loss payments in each instance will be applied by the applicable Grantor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Grantor, provided, however, that payments received by any Grantor after an Event of Default occurs and is continuing or in excess of $1,000,000 for any occurrence or series of related occurrences shall be paid to the Agent and, if received by such Grantor, shall be held in trust for and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

          (k) Transfer of Collateral. Other than the disposition of inventory in the ordinary course of the applicable Grantor’s business as presently conducted or as otherwise permitted under the terms of the Credit Agreement, no Grantor shall sell, assign, transfer, encumber or otherwise dispose of any Collateral without the prior written consent of the Agent and the Agent does not authorize any such disposition. For purposes of this provision, “dispose of any Collateral” shall include, without limitation, the creation of a security interest or other encumbrance (whether voluntary or involuntary) on such Collateral.

          (l) Taxes and Assessments. Each Grantor shall promptly pay when due and payable, all taxes and assessments imposed upon the Collateral or operations or business of such Grantor, subject to the right, if any, to contest such tax or assessment in accordance with the Credit Agreement.

          (m) Reserved.

          (n) Defense of Agent’s Rights. Each Grantor warrants it will defend the Agent’s right, title and security interest in and to the Collateral against the claims of any Person.

          (o) Cash Management. At any time that the Agent so requests, the Grantors will work with the Agent to set up such lock boxes and segregated accounts as the Agent may request in order to better perfect the security interest created hereunder in Proceeds; provided, that, Agent will only take control of funds in such accounts and such accounts after the occurrence and during the continuance of an Event of Default.

          (p) Additional Grantors. Each Grantor shall cause each Material Subsidiary of such Grantor that is a Domestic Subsidiary including any Person that shall at any time become a Material Subsidiary that is a Domestic Subsidiary of such Grantor to immediately become a party hereto (an “Additional Grantor”) or to a similar security agreement, as appropriate, by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Grantors or by signing a similar security agreement. If the Additional Grantor becomes a party hereto, concurrent therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Grantor shall be and become a party to this Agreement with the same rights and obligations as the Grantors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of the Loan Documents, and all references herein to the “Grantors” shall be deemed to include each Additional Grantor.

          (q) Inspections. Each Grantor will permit the Agent, or its designee, to inspect the Collateral, wherever located, as more fully set forth in the Credit Agreement.

          (r) Intellectual Property. Without limiting the generality of the other obligations of the Grantors hereunder, each Grantor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights and shall cause the security interest contemplated hereby with respect to such copyrights to be duly recorded at such office, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

          (s) Power of Attorney. Each Grantor has duly executed and delivered to the Agent a power of attorney (a “Power of Attorney”) in substantially the form attached hereto as Annex B. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until full payment of the Secured Obligations and the CTL Guaranteed Obligations and the termination of any commitment of the Secured Parties to make financial accommodations to the Borrowers pursuant to the Credit Agreement; provided, that such power of attorney shall be reinstated if at any time any payment of any of the Secured Obligations or CTL Guaranteed Obligations is rescinded or must otherwise be returned by the Agent upon the insolvency, bankruptcy or reorganization of either Borrower or any other Grantor or otherwise, all as though such payment had not been made. The powers conferred on the Agent (for the benefit of the Agent and the Secured Parties) under the Power of Attorney are solely to protect the Agent’s interests (for the benefit of the Agent and the Secured Parties) in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers. The Agent agrees that (i) except for the powers granted in clause (i) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (ii) the Agent shall account for any moneys received by the Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Agent or any Secured Party shall have any duty as to any Collateral, and the Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF THE AGENT, THE LENDERS, THE OTHER SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

          (t) Other Assurances. Each Grantor agrees that from time to time, at the joint and several expense of the Grantors and any Additional Grantors, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

     5. REMEDIES UPON DEFAULT.

          (a) Upon the occurrence and during the continuation of an Event of Default, the Agent may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, (i) at the request of the Agent, each Grantor shall, at its cost and expense, assemble the Collateral owned or used by it as directed by the Agent; (ii) the Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under Instruments or Accounts to make payments directly to the Agent and to enforce the Grantors’ rights against account debtors and obligors; (iii) the Agent may (but is not obligated to), without notice except as provided below, sell the Collateral at public or private sale, on such terms as the Agent deems to be commercially reasonable; (iv) the Agent may (but is not obligated to) direct any financial intermediary or any other Person holding Investment Property to transfer the same to the Agent or its designee; (v) the Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Grantor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Agent or any designee or any purchaser of any Collateral; and (vi) the Agent may (but is not obligated to) stand in the shoes, or cause its designee to stand in the shoes, of any Grantor under any license or other contract to which any such Grantor is a party. Each Grantor agrees that ten (10) days notice of any sale referred to in clause (iii) above shall constitute sufficient notice. The Agent or any Secured Party may purchase Collateral at any such sale. The Grantors shall be liable to the Agent and the other Secured Parties for any deficiency amount.

          (b) The Agent may comply with any applicable Law in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the applicable Borrower will only be credited with payments actually made by the purchaser. Any Secured Party may purchase Collateral at any such sale. In addition, each Grantor waives, to the extent permitted by law, any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

          (c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 5 or elsewhere provided by agreement or applicable Law, each Grantor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense following a Default or Event of Default, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

          (d) The Agent covenants that it shall not deliver a notice of exercise of exclusive control under any deposit account control agreement with a Grantor and any deposit bank of a Grantor except while an Event of Default has occurred and is continuing.

     6. OBLIGATIONS ABSOLUTE.

          (a) Change of Circumstance. THE RIGHTS OF THE AGENT HEREUNDER AND THE OBLIGATIONS OF THE GRANTORS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM THAT ANY GRANTOR OR ANY OTHER PERSON MAY HAVE AGAINST ANY SECURED PARTY AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL FULL SATISFACTION OF THE SECURED OBLIGATIONS AND CTL GUARANTEED OBLIGATIONS AFTER OR CONCURRENT WITH THE TERMINATION OF ANY COMMITMENT OF THE SECURED PARTIES TO MAKE FINANCIAL ACCOMMODATIONS TO THE BORROWERS PURSUANT TO THE CREDIT AGREEMENT; PROVIDED, THAT SUCH RIGHTS OF THE AGENT AND OBLIGATIONS OF THE GRANTOS SHALL BE REINSTATED IF AT ANY TIME ANY PAYMENT OF ANY OF THE SECURED OBLIGATIONS OR CTL GUARANTEED OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RETURNED BY THE AGENT UPON THE INSOLVENCY, BANKRUPTCY OR REORGANIZATION OF EITHER BORROWER OR ANY OTHER GRANTOR OR OTHERWISE, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE. Without limiting the generality of the foregoing, the obligations of the Grantors shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the applicable Grantor shall have any notice or knowledge thereof) including, without limitation, any amendment or modification of or supplement to the Credit Agreement, any Notes or any other Loan Document (including, without limitation, increasing the amount or extending the maturity of the Secured Obligations or CTL Guaranteed Obligations); any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments; any invalidity or unenforceability, in whole or in part, of any term hereof or of the Credit Agreement, any Notes or any other Loan Document; any failure on the part of either Borrower or any other Person for any reason to perform or comply with any term of the Credit Agreement, any Note or any other Loan Document; any furnishing or acceptance of any additional security or guaranty; any release of any Grantor or any other Person or any release of any or all security or any or all guarantees for the Secured Obligations or CTL Guaranteed Obligations, whether any such release is granted in connection with a bankruptcy or otherwise; any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Grantor or any other Person or their respective properties or creditors; the application of payments received by the Agent or any other Secured Party from any source that were lawfully used for some other purpose, which lawfully could have been applied to the payment, in full or in part, of the Secured Obligations or the CTL Guaranteed Obligations; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing. Without limiting the generality of the foregoing, at any time that the Credit Agreement is amended to increase the amount of the Obligations thereunder, the amount of the Secured Obligations and, if applicable, the CTL Guaranteed Obligations shall be accordingly increased.

          (b) No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations or CTL Guaranteed Obligations.

          (c) Waiver of Right of Subrogation, Etc. Each Grantor hereby waives any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of such Grantor arising out of remedies exercised by the Agent hereunder until full payment of the Secured Obligations and CTL Guaranteed Obligations and the termination of any commitment of the Secured Parties to make financial accommodations to the Borrowers pursuant to the Credit Agreement.

          (d) Other Waivers. Each Grantor hereby waives promptness, diligence and notice of acceptance of this Agreement. In connection with any sale or other disposition of Collateral, to the extent permitted by applicable Law, each Grantor waives any right of redemption or equity of redemption in the Collateral. Each Grantor further waives presentment and demand for payment of any of the Secured Obligations or CTL Guaranteed Obligations, protest and notice of protest, dishonor and notice of dishonor or notice of default or any other similar notice with respect to any of the Secured Obligations or CTL Guaranteed Obligations, and all other similar notices to which any Grantor might otherwise be entitled, except as otherwise expressly provided in the Loan Documents. The Agent is under no obligation to pursue any rights against third parties with respect to the Secured Obligations or CTL Guaranteed Obligations and each Grantor hereby waives any right it may have to require otherwise. Each Grantor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement; and each Grantor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

          (e) Each Grantor further waives to the fullest extent permitted by law any right it may have under the constitution of the Commonwealth of Pennsylvania (or under the constitution of any other state in which any of the Collateral or any Grantor may be located), or under the Constitution of the United States of America or other applicable law, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.

          (f) EACH GRANTOR’S WAIVERS UNDER THIS SECTION 6 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GRANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

     7. NO IMPLIED WAIVERS. No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Loan Documents and no course of dealing between the Grantor, on the one hand, and the Agent or the Secured Parties, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement or the other Loan Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Secured Parties would otherwise have. No notice to or demand on any Grantor in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Secured Parties to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

     8. STANDARD OF CARE.

          (a) In General. No act or omission of the Agent or any Secured Party (or agent or employee of any of the foregoing) shall give rise to any defense, counterclaim or offset in favor of any Grantor or any claim or action against the Agent or such Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of the Agent or such Secured Party (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to other Collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

          (b) No Duty to Preserve Rights. Without limiting the generality of the foregoing, the Agent has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.

          (c) No Duty to Prepare for Sale. Without limiting the generality of the foregoing, the Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.

          (d) Duties Relative to Contracts. Without limiting the generality of the foregoing, each Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Grantor thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times.

          (e) Reliance on Advice of Counsel. In taking any action under this Agreement or any other Loan Document, the Agent shall be entitled to rely upon the advice of counsel of Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

     9. MISCELLANEOUS.

          (a) Successors and Assigns. Except as otherwise provided in the Credit Agreement, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of any Grantor and without prior notice. No Grantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Credit Agreement. Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of any Grantor shall bind the successors and assigns of such Grantor, jointly and severally (if applicable), together with the preexisting Grantor, whether or not such new or additional Persons execute a joinder hereto or assumption hereof (without the same being deemed a waiver of any default caused thereby) which condition shall not be deemed to be a waiver of any Default or Event of Default arising out of such assignment. The rights and privileges of the Agent under this Agreement shall inure to the benefit of its successors and assigns. All promises, covenants and agreements of the Grantor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person.

          (b) Joint and Several Liability. All Grantors shall jointly and severally be liable for the obligations of each Grantor to the Agent hereunder.

          (c) Notices. All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be delivered or mailed in the manner specified in the Credit Agreement. Notices to Grantors shall be addressed to such Grantor at the address set forth in or determined pursuant to the Credit Agreement for the U.S. Borrower. Notices to the Agent shall be addressed to the Agent at its address set forth in or determined pursuant to the Credit Agreement.

          (d) Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

          (e) Costs and Expenses. Without limiting any other cost reimbursement provisions in the Loan Documents, upon demand, the Grantors shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the preparation of this agreement and all amendments, restatements, waivers and supplements hereto, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Agent hereunder or (v) the failure of any Grantor to perform or observe any of the provisions hereof.

          (f) Indemnification by Grantors. Each Grantor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Loan Document.

          (g) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by e-mail (in ..pdf form) shall be effective as delivery of a manually executed counterpart of this Agreement.

          (h) Amendments and Waivers. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantors and the Agent.

          (i) Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

     10. SPECIFIC PERFORMANCE. Each Grantor hereby authorizes the Agent to demand specific performance of this Agreement at any time when any Grantor shall have failed to comply with any provision hereof, and each Grantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor. Each Grantor that is not a party to the Credit Agreement hereby acknowledges receipt from the U.S. Borrower of a correct and complete copy of the Credit Agreement and consents to all of the provisions of the Credit Agreement as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

     11. RELATIONSHIP WITH CREDIT AGREEMENT. To the extent that any of the terms hereof is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall control.

     12. TERMINATION; PARTIAL RELEASE.

          (a) At such time as no Secured Party has any commitment to make financial accommodations to the Grantor pursuant to the terms of the Credit Agreement and all the Secured Obligations and CTL Guaranteed Obligations have been paid and performed in full, then the security provided for herein shall terminate and the liens granted herein are released, provided, however, that all indemnities of the Borrowers and each other Grantor contained in this Agreement or any other Loan Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement; provided, further, that the security interest provided for herein shall be reinstated if at any time any payment of any of the Secured Obligations or CTL Guaranteed Obligations is rescinded or must otherwise be returned by the Agent upon the insolvency, bankruptcy or reorganization of either Borrower or any other Grantor or otherwise, all as though such payment had not been made.

          (b) Effective upon the closing of a disposition of any Collateral in conformity with the provisions of the Credit Agreement, and receipt by the Agent of a certification to such effect from an authorized officer of the U.S. Borrower, the security interest in the Collateral so disposed of shall terminate and the liens granted herein in such Collateral are released, and the Agent shall deliver such releases as may be appropriate, provided, however, the security interest in all remaining Collateral shall remain in full force and effect.

     13. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

          (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (excluding the laws applicable to conflicts or choice of law).

          (b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Pennsylvania sitting in Philadelphia County and of the United States District Court of the Eastern District of Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Pennsylvania state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Grantor irrevocably waives, to the fullest extent permitted by applicable law, any right to bring any action or proceeding against the Agent in any court outside the county of Philadelphia, Commonwealth of Pennsylvania.

          (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

          (e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

Vishay Precision Group, Inc.

By:	/s/ Steven Klausner
Name: Steven Klausner
Title: Treasurer

Vishay Measurements Group, Inc.

By:	/s/ Steven Klausner
Name: Steven Klausner
Title: Treasurer

Vishay Transducers Ltd.

By:	/s/ Steven Klausner
Name: Steven Klausner
Title: Treasurer

Vishay Precision Foil, Inc.

By:	/s/ Steven Klausner
Name: Steven Klausner
Title: Treasurer

JPMorgan Chase Bank, National Association, in its capacity as Agent

By:	/s/ Peter M. Killea
Name: Peter M. Killea
Title: Vice President

(Signature Page to Amended and Restated Security Agreement)